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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Callidus Software Inc.:


We consent to the use of our report dated November 6, 2003, with respect to the consolidated balance sheets of Callidus Software Inc. and subsidiaries (the Company) as of December 31, 2001 and 2002 and September 30, 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2002 and for the nine-month period ended September 30, 2003, included herein and to the reference to our firm under the heading "Experts" in the prospectus.



Our report dated November 6, 2003, contains an explanatory paragraph that refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002.


                                                /s/ KPMG



Mountain View, California
November 6, 2003